Item 77O

During the period, the Munder Tax-Free
 Money Market Fund effected a $2,000,000
par value purchase of a security issued by the State of Michigan in reliance upon the exemption provided by Rule 10f-3 under the
Investment Company Act of 1940.  The Board of
Trustees relied on the following information in making its determination as described in paragraph (b)(10)(iii):

MUNDER SERIES TRUST
MUNDER SERIES TRUST II
THE MUNDER @VANTAGE FUND

FORM 10F-3 REPORT


1.Name of Purchasing Fund: Tax Free Money
 Market Fund
2.	Issuer:	State of Michigan
3. 	Date of Purchase:11/14/05(IOI) Initial Trade: 11/15/05
4.	Underwriter from whom purchased: Morgan Stanley
5.	Name of affiliated underwriter managing or participating
        in syndicate (attach list of all members of syndicate):
        Comerica Securities
6.	Aggregate principal amount of offering: $1,286,770,000
7.	Purchase price  (net of fees and expenses): 101.028
8.	Date offering commenced:	11/14/2005
9. 	Offering price at close of first day on which
          any sales are made: 101.028
10.   	Commission, spread or profit:  .035 pts
11.	Have the following conditions been satisfied?                Yes No
        a.The securities are either part of an issue registered
          under the Securities Act of 1933 which is being offered to the public or part of an issue of government securities
          (as defined in Section 2(a)(16) or  Eligible Municipal
          Securities  (as defined in Rule 10f-3) or securities sold
          in either an Eligible Foreign Offering or an Eligible Rule
          144A Offering (as defined in Rule 10f-3).                   X   __
        b.The securities were purchased prior to the end of the
          first day on which any sales were made.                     X   __
        c.The purchase price paid did not exceed the
          price paid by each other purchaser of securities
          in the offering or
          in any concurrent offering of the securities (except, in
          the case of an Eligible Foreign Offering, as defined in
          Rule 10f-3, for any rights to purchase that are required
          by law to be granted to existing security holders of the
          issuer).                                                    X   __
        d.If the securities are offered for subscription upon
          exercise of rights, the securities were
          purchased on or before the fourth day preceding the day on which the rights offering terminated.X
        e.The underwriting was a firm commitment underwriting.        X   __
        f.The commission, spread or profit was reasonable and fair in relation to that being received by others for
          underwriting
          similar securities during the same period.                  X   __
        g.If the securities are part of an issue registered under
          the Securities Act of 1933 that is being offered to the
          public or are government securities (as defined in Section
          2(a)(16) or are purchased pursuant to an Eligible Foreign
          Offering or an Eligible Rule 144A Offering, the issuer of
          the securities has been in continuous operation for not
          less than three years, including the operations of any
           predecessors.                                               X  __
        h.If the offering is other than an Eligible Rule 144A
          Offering, the amount of securities
          of any class of such issue purchased by all of the investment companies advised by Munder Capital Management
          ( Advisor ) and
          all other discretionary accounts managed by Advisor did not exceed 25% of the principal amount of the offering of such
          class.                                                       X  __
        i.If the offering was an Eligible Rule
          144A Offering, the amount of securities of any class
          of such issue purchased by all of the investment
          companies advised by Advisor and all other
          discretionary accounts managed by Advisor
          did not exceed 25% of the total of (x) the principal
          amount of the offering of such class sold by underwriters
          or members of the selling syndicate to Qualified
          Institutional Buyers, as defined
          in the Rule 144A(a)(1) under the Securities Act of 1933,
          plus (y) the principal amount of the offering of such class
          in any concurrent public offering.                           __  __
        j.The affiliated underwriter did not  benefit directly or
          indirectly from the transaction.                             X   __
        k.If the securities purchased were Eligible Municipal
          Securities, the purchase was not designated as a group
          sale or otherwise allocated to he account of the
          affiliated underwriter.                                      X  __
        l.A list of the underwriting syndicate s members has
          been attached to this Report.                                X  __

Portfolio Manager/Trader Signature: 	 /s/ Adam Thayer	Dated: 	 11/15/05

Compliance Review :	 /s/ Donald Jobe			Dated:	  11/15/05
								Approved on 11/14/05